Exhibit 4.5

             AMENDMENT NO. 3 TO RIGHTS AGREEMENT

      This Amendment No. 3 to Rights Agreement ("Amendment) is made and entered into as of this 11th day of February, 1998, by and between Robinson Nugent, Inc., an Indiana corporation (the "Company"), and Harris Trust and Savings Bank, as successor Rights Agent to Bank One, Indianapolis, N.A. (the "Rights Agent").

                         WITNESSETH:

      WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of April 21, 1998, as amended (the "Rights Agreement"); and

     WHEREAS, the Company and the Rights Agent desire to further amend the Rights agreement;

      NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

     1. Section 1, paragraph P., of the Rights Agreement is hereby amended to read in its entirety as follows:

          P. "Expiration Date" shall mean the Close of Business on April 15, 2008.

     2. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     3. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     4.
     In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Agreement, the Rights Agent shall be entitled to all privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                         ROBINSON NUGENT, INC.

                         By:       /s/ Larry W. Burke
                                   --------------------

                         Name:     Larry W. Burke
                                   --------------------

                         Title:    President & CEO
                                   --------------------

                         HARRIS TRUST AND SAVINGS BANK, as
                         successor Rights Agent to Bank One,
                              Indianapolis, N.A.

                         By:       /s/ Simone Harris
                                   --------------------

                         Name:     Simone Harris
                                   --------------------

                         Title:    Trust Officer
                                   --------------------


                         CERTIFICATE


          The undersigned, the Secretary of Robinson Nugent, Inc., an Indiana corporation (the "Corporation"), hereby certifies to Harris Trust and Savings Bank, as successor Rights Agent to Bank One, Indianapolis, N.A. (the "Rights Agent"), as follows:

          1. Amendment No. 3 to Rights Agreement, a copy of which is attached hereto as Exhibit A (the "Amendment"), was approved and adopted by the Board of Directors of the Corporation at a meeting held on January 22, 1998.

          2.   The Amendment is in compliance with the provisions of
               Section 27 of the Rights Agreement dated April 21, 1988, as amended, between the Corporation and the Rights Agent.

     IN WITNESS WEREOF, the undersigned has executed this Certificate this 11th day of February, 1998.




                              /s/ Richard L. Mattox
                              -------------------------
                              Richard L. Mattox
                              Secretary